UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2011

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29375

Delaware	43-1809960
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, MO 63017

(Address of principal executive offices, including zip code)

314-628-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 1, 2011, Savvis, Inc. (the “Company”) announced that as of March 25, 2011, the record date for the annual meeting, the Company had an aggregate of 2,588,326 options outstanding with a weighted average exercise price of $13.33 and a weighted average term of 8.07 years. There were also an aggregate of 2,615,709 full value awards outstanding as of the same date.

The Company also provided the following information regarding the terms of the SAVVIS, Inc. 2011 Omnibus Plan (the “2011 Plan”):

•

After the effective date of the 2011 Plan, no awards (other than grants of up to 150,000 options pursuant to the Save As You Earn Plan subplan as approved by Her Majesty’s Revenue and Customs and in effect in the United Kingdom as of December 31, 2010) may be granted under any prior plans;

•

As with stock options, any stock appreciation rights (“SARs”) granted under the 2011 Plan must have a grant price per share at or greater than the fair market value of one share on the date of grant and have a term fixed by the compensation committee which may not exceed 10 years from the date of grant. In the event that on the last business day of the term of a SAR (i) the exercise of the SAR is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or directors of the Company due to a “lock-up” agreement or undertaking in connection with an issuance of securities of the Company or the “black-out period” of a Company policy, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition or lock-up agreement or black-out period.

•

Dividend equivalents credited in connection with an award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such cash, stock or other property has been distributed. In no event shall a dividend equivalent be granted that duplicates the dividends or other distributions actually paid with respect to the shares underlying an award.

•

The Compensation Committee shall not without the approval of the Company’s stockholders (a) lower the option price per share of an option after it is granted, (b) cancel an option in exchange for cash or another award (other than certain limited circumstances such as a corporate transaction), or (c) take any other action with respect to an option that would be treated as a repricing under Nasdaq rules, except to the extent necessary to appropriately adjust awards in a merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: April 1, 2011	By:	/s/ Peter J. Bazil
Peter J. Bazil
Vice President, General Counsel and Secretary